UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2016 (March 9, 2016)

First Data Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  001-11073

Delaware	47-0731996
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

225 Liberty Street, 29th Floor

New York, New York 10281

(Address of principal executive offices, including zip code)

(800) 735-3362

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On March 9, 2016, First Data Corporation (the “Company”) issued a press release to announce that it intended to offer $500 million aggregate principal amount of 5.000% Senior Secured Notes due 2024 (the “notes”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Subsequently, on March 9, 2016, the Company issued a press release to announce the pricing of the offering of the notes and that it had increased the offering size of the notes to an aggregate principal amount of $900 million. The notes will be issued at 99.5%. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

The Company intends to use the proceeds from the offering of the notes to repay a portion of its senior secured term loan facility due 2018 and to pay related fees and expenses.

Item 9.01 Financial Statements and Exhibits

99.1                                       Press release dated March 9, 2016.

99.2                                       Press release dated March 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: March 9, 2016	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

EX 99.1	Press release dated March 9, 2016.
EX 99.2	Press release dated March 9, 2016.